EXHIBIT 2



                            ASSET PURCHASE AGREEMENT

                                      AMONG

                            METROCALL HOLDINGS, INC.,

                                METROCALL, INC.,

                            WEBLINK WIRELESS I, L.P.

                                       AND

                             WEBLINK WIRELESS, INC.

                                  -------------



                          Dated as of November 18, 2003




NY2:\1333240\12\SKQG12!.DOC\76830.0236
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                                TABLE OF CONTENTS
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
                                                                                                                         PAGE


ARTICLE I                 DEFINITIONS.....................................................................................1

           1.1       Certain Definitions..................................................................................1

ARTICLE II                PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES..........................................9

           2.1       Purchase and Sale of Assets..........................................................................9

           2.2       Excluded Assets.....................................................................................12

           2.3       Assumption of Liabilities...........................................................................13

           2.4       Excluded Liabilities................................................................................15

           2.5       Further Conveyances and Assumptions; Consent of Third Parties.......................................16

           2.6       Indemnification Procedures..........................................................................17

           2.7       Bulk Sales Laws.....................................................................................19

           2.8       Purchase Price Allocation...........................................................................19

           2.9       Parent Guarantee....................................................................................20

ARTICLE III               CONSIDERATION..................................................................................20

           3.1       Consideration.......................................................................................20

           3.2       Payment of Consideration on the Initial Closing Date................................................20

           3.3       Payment of Consideration on the License-Related Asset Purchase Closing Date.........................20

ARTICLE IV                CLOSING AND DELIVERIES.........................................................................20

           4.1       Initial Closing.....................................................................................20

           4.2       License-Related Asset Purchase Closing..............................................................21

           4.3       Sellers Closing Documents...........................................................................21

           4.4       Purchaser Closing Documents.........................................................................22

ARTICLE V                 REPRESENTATIONS AND WARRANTIES OF SELLERS......................................................23

           5.1       Organization and Good Standing......................................................................23

           5.2       Authorization of Agreement..........................................................................23

           5.3       Conflicts; Governmental Consents....................................................................24

           5.4       Financial Statements................................................................................24

           5.5       No Undisclosed Liabilities..........................................................................25

           5.6       Absence of Certain Developments.....................................................................25


                                       i
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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                        PAGE

           5.7       Real Property.......................................................................................25

           5.8       Tangible Personal Property..........................................................................25

           5.9       Intellectual Property...............................................................................25

           5.10      Material Contracts..................................................................................26

           5.11      Employee Benefits Plans.............................................................................26

           5.12      Labor...............................................................................................28

           5.13      Litigation..........................................................................................28

           5.14      Compliance with Laws; Permits.......................................................................28

           5.15      Financial Advisors..................................................................................28

           5.16      Taxes...............................................................................................29

           5.17      Employees on Leave..................................................................................29

           5.18      Title to Purchased Assets and Related Matters.......................................................29

           5.19      Ownership of Membership Interest....................................................................29

           5.20      No Other Representations or Warranties; Schedules...................................................29

ARTICLE VI                REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................................30

           6.1       Organization and Good Standing......................................................................30

           6.2       Authorization of Agreement..........................................................................30

           6.3       Conflicts; Governmental Consents....................................................................31

           6.4       SEC Documents; Undisclosed Liabilities..............................................................31

           6.5       Capitalization......................................................................................33

           6.6       Absence of Certain Developments.....................................................................34

           6.7       Taxes...............................................................................................34

           6.8       Litigation..........................................................................................34

           6.9       Financial Advisors..................................................................................34

           6.10      Condition of the Business...........................................................................34

           6.11      Elimination of Transfer Restrictions................................................................35

ARTICLE VII               POST-CLOSING COVENANTS.........................................................................35

           7.1       Access to Information...............................................................................35

           7.2       Preservation of Records.............................................................................36


                                       ii
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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                        PAGE

           7.3       Publicity...........................................................................................36

           7.4       Negative Covenant...................................................................................36

           7.5       Notification........................................................................................36

           7.6       Sellers' Reasonable Best Efforts....................................................................37

           7.7       Purchaser's Reasonable Best Efforts.................................................................37

           7.8       Non-Solicitation....................................................................................37

           7.9       Employment..........................................................................................37

           7.10      Employee Benefits...................................................................................38

           7.11      Confidentiality.....................................................................................39

           7.12      Tax Reporting.......................................................................................40

           7.13      Assumption in Bankruptcy............................................................................40

           7.14      No Negotiation......................................................................................40

           7.15      Change of Name; Use of Names........................................................................41

ARTICLE VIII              CONDITIONS TO LICENSE-RELATED ASSET PURCHASE CLOSING...........................................41

           8.1       Conditions Precedent to the Obligations of Purchaser and Sellers....................................41

           8.2       Condition Precedent to the Obligations of Each Seller...............................................41

ARTICLE IX                MISCELLANEOUS..................................................................................42

           9.1       No Survival of Representations and Warranties.......................................................42

           9.2       Payment of Sales, Use or Similar Taxes..............................................................42

           9.3       FCC Applications....................................................................................42

           9.4       Expenses............................................................................................42

           9.5       Submission to Jurisdiction; Consent to Service of Process...........................................42

           9.6       Entire Agreement; Amendments and Waivers............................................................43

           9.7       Governing Law.......................................................................................43

           9.8       Notices.............................................................................................43

           9.9       Severability........................................................................................44

           9.10      Binding Effect; Assignment..........................................................................44

           9.11      Non-Recourse........................................................................................45

           9.12      Counterparts........................................................................................45


                                      iii
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                                          SCHEDULES
                                          ---------

                     Schedule 1.1(a)                Equipment Leases
                     Schedule 1.1(b)                FCC Licenses
                     Schedule 1.1(c)                Subsequent Transferred Employees
                     Schedule 1.1(d)                Nonassignable Contracts
                     Schedule 1.1(e)                Purchased Contracts
                     Schedule 2.1(b)(v)             Excluded Corporate Headquarters Furniture and Fixtures
                     Schedule 2.1(b)(xii)           Bank Accounts
                     Schedule 2.1(b)(xiv)           Permits
                     Schedule 2.3(a)(viii)          Severance Agreements/Transaction Bonus
                     Schedule 2.4(e)                Affiliate Liabilities
                     Schedule 5.1(b)                Seller Subsidiaries
                     Schedule 5.3(a)                No Conflicts
                     Schedule 5.3(b)                Governmental Consents
                     Schedule 5.4                   Financials
                     Schedule 5.5                   Undisclosed Liabilities
                     Schedule 5.6                   Certain Developments
                     Schedule 5.7                   Real Property
                     Schedule 5.8                   Tangible Personal Property
                     Schedule 5.9                   Intellectual Property
                     Schedule 5.10                  Material Contracts
                     Schedule 5.11(a)               Employee Benefits Plans
                     Schedule 5.11(c)               Qualified Plans
                     Schedule 5.11(g)               Accelerated Benefit Liabilities
                     Schedule 5.12(b)               Labor
                     Schedule 5.13                  Legal Proceedings
                     Schedule 5.16                  Taxes
                     Schedule 6.3(a)                No Conflict
                     Schedule 6.3(b)                Governmental Consents
                     Schedule 6.4(c)                SEC Documents
                     Schedule 6.5(b)                Securities
                     Schedule 6.6                   Certain Developments
                     Schedule 6.7                   Taxes
                     Schedule 6.8                   Legal Proceedings
                     Schedule 6.9                   Financial Advisors
                     Schedule 7.1(b)                Services
                     Schedule 7.10(c)               Liabilities With Respect to Transferred Employees

                                          EXHIBITS
                                          --------

                     Exhibit A-1 - Form of Warrant
                     Exhibit A-2 - Form of Warrant
                     Exhibit B - Form of Registration Rights Agreement
                     Exhibit C - Form of Bill of Sale
                     Exhibit D - Form of Assignment and Assumption Agreement Exhibit E - Form of Management and Spectrum Lease Agreement Exhibit F - Form of Indemnification Agreement
                     Exhibit G - Form of Substitute Severance Agreement

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                                     iv

                            ASSET PURCHASE AGREEMENT

               ASSET PURCHASE AGREEMENT, dated as of November 18, 2003 (this "Agreement"), by and among Metrocall Holdings, Inc., a Delaware corporation ("Parent"), Metrocall, Inc., a Delaware corporation ("Purchaser"), WebLink Wireless I, L.P., a Texas limited partnership ("Company") and WebLink Wireless, Inc., a Delaware corporation ("WebLink", together with Company, "Sellers").

                              W I T N E S S E T H:

               WHEREAS, Sellers and the Subsidiaries presently conduct the Business;

               WHEREAS, Purchaser and/or its Affiliates are party to certain existing operating agreements with Sellers;

               WHEREAS, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Sellers, respectively, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein; and

               WHEREAS, certain terms used in this Agreement are defined in
Section 1.1;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

               1.1 Certain Definitions.

               (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

               "Accounts Receivable" means (a) all trade accounts receivable and other rights to payment from customers of Sellers and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Sellers, (b) all other accounts or notes receivable of Sellers and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

               "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

               "Assumed Liabilities" means Initial Assumed Liabilities, the Subsequent Transferred Employee Liabilities and the License-Related Assumed Liabilities.

               "Business" means the business of Sellers and the Subsidiaries as presently conducted.

               "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Contract" means any contract, licenses, indenture, note, bond, lease, commitment or other agreement.

               "Corporate Headquarters" means Company's corporate headquarters located at 3333 Lee Parkway, Dallas, Texas.

               "Equipment Leases" means collectively, leases for the equipment used in the Business including those set forth in Schedule 1.1(a).

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "FCC" means the United States Federal Communications Commission and any successor agency.

               "FCC Applications" means the applications requesting the FCC's consent to the transfer of control or assignment of the FCC Licenses from Sellers to Purchaser.

               "FCC Approval" means the FCC's grant, in writing and by Final Order, of the FCC Applications, whether by public notice, order or letter to the parties.

               "FCC Licenses" means all licenses issued by the FCC and held by Sellers or the License Subsidiaries to construct, own and operate paging or other wireless systems and all construction permits or conditional authorizations that have been applied for by, or issued by the FCC to, Sellers or the License Subsidiaries, as listed on Schedule 1.1(b), including, if any, those acquired after the date hereof and prior to the License-Related Purchased Asset Closing Date.

               "Final Order" means FCC Approval or other action by a Governmental Body for which (a) no petition or request for reconsideration or review by the FCC or any other Governmental Body has been filed; (b) no appeal or petition for judicial review has been filed; and (c) no reconsideration or review has been undertaken by the FCC or other Governmental Body, as the case may be, on its own motion; and (d) the time for the filings or actions described in (a) through (c) has passed.

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               "Furniture and Equipment" means all furniture, fixtures,
furnishings, equipment, vehicles, leasehold improvements and other tangible personal property owned or used by the Sellers, or which the Sellers have the right to use, in the conduct of the Business, including all artwork, desks, chairs, tables, hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.

               "GAAP" means generally accepted accounting principles in the United States as in effect on the date of any financial statement with respect to which such term is used or, to the extent not related to any such financial statements, as of the date hereof.

               "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

               "HIPAA" means the Health Insurance Portability and Accountability Act of 1996.

               "Income Taxes" means any Taxes based on or measured by gross or net income other than Taxes that are in the nature of sales and use Taxes.

               "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and
(vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

               "Initial Transferred Employees" means all employees of Sellers other than Subsequent Transferred Employees, including those employees on an approved leave of absence, vacation or short term disability, that were employed by Sellers immediately prior to the Initial Closing Date.

               "IRS" means the Internal Revenue Service.

               "Knowledge of Purchaser" or "Purchaser's Knowledge" means the actual knowledge of Vincent Kelly, George Moratis and Stan Sech.

               "Knowledge of Sellers" or "Sellers' Knowledge" means the actual knowledge of Ross Buckenham, Kelly Prentiss, Doug Glen, and David Larsen.

               "Law" means any foreign, federal, state, local law, statute, code, ordinance, rule or regulation.

               "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, pleadings, complaints or proceedings (public or private) by or before a Governmental Body.

               "Liability" means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

               "License Subsidiaries" means PageMart PCS Holdings LLC, a Delaware limited liability company, and PageMart II Holdings LLC, a Delaware limited liability company.

               "License Subsidiary Interests" means all of the Membership Interests.

               "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, right of set-off or recoupment, easement, servitude or transfer restriction.

               "Long-Term Indebtedness" means Indebtedness of Sellers comprised of its Tranche A Term Notes, Tranche B Term Notes, Tranche C PIK Notes, Tranche D PIK Notes and Tranche E PIK Notes.

               "Material Adverse Effect" means (i) a material adverse effect on the business, assets, properties, results of operations or financial condition of Sellers and the Subsidiaries (taken as a whole) or (ii) a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement, other than an effect resulting from an Excluded Matter. "Excluded Matter" means any one or more of the following: (i) the effect of any change that generally affects any industry in which Sellers or any of the Subsidiaries operates; (ii) the effect of any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to Sellers or the Subsidiaries; (iii) any matter within the specific Knowledge of Purchaser on the date hereof; or (iv) the effect of any changes in applicable Laws or accounting rules.

               "Membership Interests" means 100% of the limited liability company membership interests in the License Subsidiaries.

               "Network" means the telecommunications network facilities, including transmitters, switches, terminals, telephone numbers (including Direct Inward Dialing numbers), circuits and all telephone interconnection facilities, and transmitting antennae necessary for operation under the FCC Licenses.

               "Nonassignable Contracts" shall mean any Contract listed on
Schedule 1.1(d).

               "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

               "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business consistent with past practice.

               "Parent Common Stock" means shares of common stock, $0.01 par value, of Parent.

               "Permits" means any approvals, authorizations, consents, franchises, licenses, permits, certificates or authorization of a Governmental Body.

               "Permitted Encumbrances" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances as do not in any material respect detract from the value thereof and do not in any material respect interfere with the present or contemplated use of the property subject thereto; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (v) liens securing debt as disclosed in the Financial Statements; (vi) title of a lessor under a capital or operating lease; (vii) such other imperfections in title, charges, easements, restrictions and encumbrances which would not result in a Material Adverse Effect; and (vii) rights of Verizon Wireless Messaging Services under Section
5.6 of the Amended and Restated Strategic Alliance Agreement dated as of January 1, 2003.

               "Person" means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

               "Purchased Assets" means the Initial Purchased Assets and the Licensed-Related Purchased Assets.

               "Purchased Contracts" means all Contracts (including customer Contracts and Nonassignable Contracts) related to the Purchased Assets or the Business and rights thereunder, including the Contracts listed on Schedule 1.1(e).

               "Purchased Intellectual Property" means all intellectual property rights owned by Seller and the Subsidiaries, all intellectual property rights used in the Business, whether owned or held by WebLink, Company or the Subsidiaries or any third party, including without limitation, the following:
(i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, "Patents"), (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, "Marks"), (iii) all copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, "Copyrights") and (iv) all right, title and interest of Sellers and the Subsidiaries in and to any Software and Technology owned by Seller and the Subsidiaries.

               "Purchaser Material Adverse Effect" means (i) a material adverse effect on the business, assets, properties, results of operations or financial condition of Parent, Purchaser and their subsidiaries (taken as a whole) or (ii) a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement, other than an effect resulting from an Excluded Matter. "Excluded Matter" means any one or more of the following:
(i) the effect of any change that generally affects any industry in which Purchaser or any of its subsidiaries operates; (ii) the effect of any action taken by Sellers or their Affiliates with respect to the transactions contemplated hereby or with respect to Purchaser; (iii) any matter within the specific Knowledge of the Sellers on the date hereof; or (iv) the effect of any changes in applicable Laws or accounting rules.

               "Parent Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the business of Parent.

               "Purchaser Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the business of Purchaser.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Severance Agreements" shall mean the Employment Agreements, the Key Employee Severance Plan and the Employee Severance Agreements listed on
Schedule 2.3(a)(viii).

               "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user and operations and maintenance manuals and other training documentation related to any of the foregoing.

               "Subsequent Transferred Employees" means all employees of Sellers listed on Schedule 1.1(c).

               "Subsidiary" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by Sellers.

               "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clauses (i) and/or
(ii).

               "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

               "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology.

               "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the Management and Spectrum Lease Agreement, the Warrants and the Indemnification Agreement.

               "Transferred Employees" shall mean Initial Transferred Employees and Subsequent Transferred Employees.

                     (b) Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth on the pages indicated:

Accountants..................................................................19
Asset Acquisition Statement..................................................19
Balance Sheet................................................................25
Balance Sheet Date...........................................................25
Claim........................................................................16
COBRA........................................................................27
Company.......................................................................1
Copyrights....................................................................6
Documents....................................................................23
Employee Benefit Plans.......................................................26
Encumbrances.................................................................16
Excluded Assets..............................................................12
Excluded Lease...............................................................12
Excluded Liabilities.........................................................15

Excluded Loss................................................................19
Excluded Matter............................................................4, 6
Financial Statements.........................................................24
Indemnification Agreement....................................................21
Initial Assumed Liabilities..................................................13
Initial Closing..............................................................20
Initial Closing Date.........................................................20
Initial Purchased Assets......................................................9
Inventory....................................................................12
Licensed-Related Purchased Assets............................................10
License-Related Asset Purchase Closing.......................................21
License-Related Asset Purchase Closing Date..................................21
License-Related Assumed Liabilities..........................................15
Losses.......................................................................16
Management and Spectrum Lease Agreement......................................21
Marks.........................................................................6
Material Contracts...........................................................26
Negotiation Period...........................................................19
Parent........................................................................1
Parent Securities............................................................33
Patents.......................................................................5
Personal Property Leases.....................................................25
Preferred Stock..............................................................34
Purchaser.....................................................................1
Purchaser Documents..........................................................30
Purchaser Plans..............................................................38
Qualified Plans..............................................................27
Real Property Leases.........................................................25
Registration Rights Agreement................................................20
Reimbursement................................................................11
Representatives..............................................................40
Revised Statements...........................................................19
SEC Documents................................................................31
Sellers.......................................................................1
Subsequent Closing Date......................................................21
Transaction..................................................................39
Transfer Taxes...............................................................42
Warrants.....................................................................20
WebLink.......................................................................1


                     (c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply.

               Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

               Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

               Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

               Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

               Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

               Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

               Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

                     (d) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS;
                            ASSUMPTION OF LIABILITIES

               2.1 Purchase and Sale of Assets. (a) On the terms and subject to the conditions set forth in this Agreement, (i) at the Initial Closing, Purchaser shall purchase, acquire and accept from Sellers, and Sellers shall sell, transfer, assign, convey and deliver to Purchaser, all of Sellers' right, title and interest in, to and under the Initial Purchased Assets; and (ii) at the License-Related Asset Purchase Closing, Purchaser shall purchase, acquire and accept from Sellers, and Sellers shall sell, transfer, assign, convey and deliver to Purchaser, all of Sellers' right, title and interest in, to and under the License-Related Purchased Assets.

                     (b) "Initial Purchased Assets" shall mean all of the assets, properties and rights (whether tangible or intangible, real, personal or mixed, fixed, contingent or otherwise, and wherever located) of Sellers and their Subsidiaries, including Sellers' Network, wherever they may be located, as of the date hereof (other than the Excluded Assets and the Licensed-Related Purchased Assets), including the following:

                     (i) all Accounts Receivable of Sellers and Subsidiaries other than Excluded Assets;

                     (ii) all inventory of Sellers and Subsidiaries
("Inventory");

                     (iii) all credits and prepaid expenses or obligations, including such credits or prepaid expenses pursuant to any agreement with Bell Mobility;

                     (iv) the Real Property Leases (as hereinafter defined) and all improvements, fixtures and other appurtenances related thereto, other than the Excluded Lease;

                     (v) the Furniture and Equipment of Sellers and Subsidiaries, other than furniture and fixtures physically located in Corporate Headquarters set forth on Schedule 2.1(b)(v);

                     (vi) Purchased Intellectual Property, including without limitation the name "WebLink Wireless" and all related Marks;

                     (vii) to the extent assignable, all rights in, to and under the Purchased Contracts other than the Nonassignable Contracts, and all rights to receive payment for products and services sold, to the extent payment for products and services sold prior to the Initial Closing Date has not been received prior to the Initial Closing (billed and unbilled) and to receive goods and services purchased pursuant to such Purchased Contracts and to assert claims and take other actions in respect of breaches or other violations thereof;

                     (viii) all books, records, files or papers of Sellers and Subsidiaries, whether in hard copy or computer format that are or have been used in, held for use in or intended to be used in, the Business (other than those constituting License-Related Purchased Assets), including but not limited to documents relating to products, services, marketing, advertising, promotional materials, Purchased Intellectual Property, personnel files (except with respect to "protected health information" under HIPAA) for Transferred Employees and all files, customer files and documents (including credit information), supplier lists, records, literature and correspondence (other than Sellers' payroll system and related licenses);

                     (ix) Sellers' and Subsidiary's rights in, to and under the Equipment Leases;

                     (x) except as provided in Section 2.2(i) hereof, all assets and any rights under any Employee Benefit Plan, including Sellers' and any Subsidiary's pension plans, supplemental retirement plans, and any agreement relating to employee benefits, employment or compensation of Sellers and Subsidiaries or their respective employees, including the funds held by the Sellers and Subsidiaries with respect to flexible spending accounts of the Initial Transferred Employees;

                     (xi) any security, vendor, utility or other deposits, including any security deposits given in favor of lessors or licensors of real property, any rights to receive from such lessors unpaid construction allowances, reimbursement for prepaid estimated expenses in excess of actual expenses and other restricted cash or cash due and owing in respect of such leases owed to Sellers by such lessor prior to the Initial Closing Date (such amounts, the "Reimbursement"); provided, however, that the foregoing shall not apply to any deposits or claims with respect to the Excluded Lease or other Excluded Assets;

                     (xii) to the extent assignable, all rights, including without limitation, all deposits and moneys existing on or after the Initial Closing Date, with respect to the bank accounts (other than bank accounts of WebLink) listed on Schedule 2.1(b)(xii);

                     (xiii) all marketing materials and works-in-progress, and all related prepaid expenses, for use in the Business after the Initial Closing;

                     (xiv) to the extent assignable all Permits used by Sellers or their Subsidiaries in the Business including those listed on Schedule 2.1(b)(xiv) and Section 2.2(f), but excluding sales and use tax permits and qualifications to do business in any state or district;

                     (xv) all supplies owned by Sellers and their Subsidiaries;

                     (xvi) to the extent assignable, all rights of Sellers and their Subsidiaries under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with employees and agents of Sellers or with third parties including to the extent assignable, any confidential information of third parties which is subject to an obligation of confidentiality assumed by Purchaser;

                     (xvii) to the extent assignable, all rights of Sellers and their Subsidiaries under or pursuant to all warranties, representations and guarantees, made by third parties, including suppliers, manufacturers and contractors;

                     (xviii) cash, cash equivalents, bank deposits or similar cash items other than those covered by Section 2.2(a) hereof;

                     (xix) except as provided in Section 2.2(i) hereof, any claims, causes of actions, counterclaims, setoffs or defenses and insurance coverage Sellers or their Subsidiaries may have with respect to any Assumed Liabilities;

                     (xx) assets of License Subsidiaries other than the FCC Licenses; and

                     (xxi) all goodwill and other intangible assets associated with the Business, including customer and supplier lists and the goodwill associated with the Purchased Intellectual Property.

                     (c) "License-Related Purchased Assets" shall mean the following:

                     (i) all books, records, files or papers of Sellers and their Subsidiaries, whether in hard copy or computer format that are used in, held for use in or intended to be used in, the Business related to FCC Licenses;

                     (ii) to the extent assignable, Sellers' payroll system and related licenses, but such assets will not be transferred prior to March 31, 2004;

                     (iii) all License Subsidiaries Interests or, at the option of the Purchaser in lieu of such Membership Interests, the FCC Licenses, in which event such Membership Interests shall be deemed Excluded Assets; and

                     (iv) except in the circumstance in which the Purchaser exercises its option pursuant to Section 2.1(c)(ii) hereof to purchase only the FCC Licenses, minute books, books and records and certificates of License Subsidiaries.

               2.2 Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and Sellers shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean each of the following assets of Sellers:

                     (a) all cash, cash equivalents, bank deposits or similar cash items of WebLink in an amount equal to $13,500,000 minus $3,865,000, being the amount of any severance that is payable pursuant to the Severance Agreements and transaction bonuses listed on Schedule 2.3(a)(viii), provided, however, that any portion of such amount not paid to such employees, including under the substitute severance agreements, by April 15, 2004 shall be repaid to Sellers within five (5) Business Days from such date by wire transfer of immediately available funds into accounts designated by Sellers;

                     (b) all shares of Arch Wireless, Inc. common stock owned by Sellers;

                     (c) the real estate lease associated with the Corporate Headquarters (the "Excluded Lease") and the Facility Management Agreement with Archer Management Services, Inc. dated December 22, 2000;

                     (d) any claim, right or interest of Sellers in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, whether or not filed as of the date hereof (i) in respect of any Tax period prior to the Initial Closing Date, with respect to Taxes related to the Business, and (ii) in respect of any Tax period, with respect to all Taxes not related to the Business.

                     (e) any (i) books and records that Sellers are required by Law to retain; provided, however, that Purchaser shall have the right to make copies of any portions of such retained books and records that relate to the personnel records, the Business or any of the Purchased Assets; (ii) minute books, stock ledgers and stock certificates of Sellers and the Subsidiaries other than License Subsidiaries; and (iii) Contracts, books and records primarily relating to Excluded Assets and Excluded Liabilities;

                     (f) any claims, causes of action, counterclaims, setoffs or defenses Sellers may have with respect to any Excluded Liability;

                     (g) any partnership interest in Company or stock in a Subsidiary except those set forth in Section 2.1(c)(ii);

                     (h) all furniture and fixtures physically located in the Corporate Headquarters as set forth on Schedule 2.1(b)(v); and

                     (i) (i) the Company 401(k) Plan and (ii) all insurance policies and all deposits, refunds and return premiums related thereto and to the Aetna medical self-insurance plan, other than the Employee Benefit Plans and other than any right of coverage or recovery in connection with pending claims for wrongful termination by a Seller or any Subsidiary.

               2.3 Assumption of Liabilities. (a) On the terms and subject to the conditions set forth in this Agreement, at the Initial Closing, Purchaser shall assume, effective as of the Initial Closing Date, the Initial Assumed Liabilities and shall timely perform and discharge in accordance with their respective terms, all Initial Assumed Liabilities. "Initial Assumed Liabilities" shall mean all Liabilities of Sellers under the Purchased Contracts and all Liabilities of Sellers, (other than the Excluded Liabilities, Subsequent Transferred Employee Liabilities and License-Related Assumed Liabilities, including the following Liabilities:

                     (i) all Liabilities of Sellers under the Purchased Contracts, including any Liabilities relating to or arising from any investigations, claims, demands or Legal Proceedings arising from such Purchased Contracts as a result of the consummation of the transactions contemplated hereby;

                     (ii) all Liabilities of Sellers arising out of, relating to or with respect to (x) the employment or performance of services for Sellers or any of their Subsidiaries, or termination of employment or the performance of services by Sellers or any of their Subsidiaries, of any Initial Transferred Employees on or before the Initial Closing Date, (y) workers' compensation and other employment-related claims against Sellers or any of their Subsidiaries that relate to the period ending on the Initial Closing Date, irrespective of whether such claims are made prior to or after the Initial Closing, and (z) any Employee Benefit Plan other than, in the cases of each of (x), (y) and (z), any liabilities related to the Aetna medical self-insurance plan, the Company 401(k) plan (but not including any employer matching contributions outstanding for any period for services rendered ending on or prior to the Initial Closing Date) and equity awards granted to Transferred Employees;

                     (iii) all Liabilities of Sellers arising from the sale of products and services in the Ordinary Course of Business;

                     (iv) all accounts payable (including, for the avoidance of doubt, (i) invoiced accounts payable and (ii) accrued but uninvoiced accounts payable) and accrued expenses of Sellers;

                     (v) all Liabilities for any Taxes of Sellers or any of their Affiliates arising out of or relating to the Business or the Purchased Assets, except for (x) the liability described in Section 2.4(d) hereof, (y) all Liabilities for or in respect of Income Taxes and (z) all Liabilities in respect of any Tax to the extent such Liabilities are a return of any refund, rebate, abatement or other recovery in respect of such Tax, including any interest thereon and penalty rebate arising therefrom, received by Sellers or any of their Affiliates pursuant to Section 2.2(d) hereof, whether or not application for such refund, rebate, abatement or other recovery has been filed as of the date hereof (the Liabilities in respect of Taxes described in the preceding clauses (x), (y) and (z), "Excluded Taxes");

                     (vi) all other Liabilities with respect to the Business, the Initial Purchased Assets or the Initial Transferred Employees, other than the License-Related Assumed Liabilities;

                     (vii) all Liabilities relating to amounts required to be paid by Purchaser hereunder.

                     (viii) all Liabilities with respect to the payment of amounts under the Severance Agreements (including any severance payments relating to the Company's general severance practices if provided for under such Severance Agreement) listed on Schedule 2.3(a)(viii) and the transaction bonus payments listed on Schedule 2.3(a)(viii).

                     (b) On the terms and subject to the conditions set forth in this Agreement, on the Subsequent Transfer Date, Purchaser shall assume, effective as of the Subsequent Transfer Date, the Subsequent Transferred Employee Liabilities and shall timely perform and discharge in accordance with their respective terms, all Subsequent Transferred Employee Liabilities. "Subsequent Transferred Employee Liabilities" shall mean (i) all Liabilities of Sellers arising out of, relating to or with respect to (x) the employment or performance of services for Sellers or any of their Subsidiaries, or termination of employment or the performance of services by Sellers or any of their Subsidiaries, of any Subsequent Transferred Employees on or before the Subsequent Transfer Date, (y) workers' compensation and other employment-related claims against Sellers or any of their Subsidiaries that relate to the period ending on the Subsequent Transfer Date, irrespective of whether such claims are made prior to or after the Subsequent Transfer Date, and (z) any Employee Benefit Plan other than, in the cases of each of (x), (y) and (z), any liabilities related to the Aetna medical self-insurance plan, the Company 401(k) plan (but not including any employer matching contributions outstanding (and which have not been billed as an Expense under the Management Agreement) relating to any period for services rendered ending on of before the Subsequent Transfer Date) and equity awards granted to the Subsequent Transferred Employees; and (ii) all other Liabilities with respect to the Subsequent Transferred Employees.

                     (c) On the terms and subject to the conditions set forth in this Agreement, at the License-Related Asset Purchase Closing, Purchaser shall assume, effective as of the License-Related Asset Purchase Closing Date, the License-Related Assumed Liabilities and shall timely perform and discharge in accordance with their respective terms, all License-Related Assumed Liabilities. "License-Related Assumed Liabilities" shall mean all (i) Liabilities with respect to the Business or the License-Related Purchased Assets, other than the Initial Assumed Liabilities, Subsequent Transferred Employee Liabilities and the Excluded Liabilities.

               2.4 Excluded Liabilities. Purchaser will not assume or be liable for any Excluded Liabilities. "Excluded Liabilities" shall mean the following Liabilities of Sellers or their Affiliates:

                     (a) the Excluded Lease;

                     (b) all Long-Term Indebtedness;

                     (c) all Liabilities relating to or arising out of Excluded Assets;

                     (d) the outstanding New York State excise tax liability relating to an Order Granting Motion to Approve Settlement of Claims with the New York State Department of Taxation entered on October 22, 2002 in WebLink's Chapter 11 proceeding under the United States Bankruptcy Code;

                     (e) any Liabilities of Sellers owing to any Affiliate of Sellers and Stockholders of WebLink other than Liabilities described in Schedule 2.4(e);

                     (f) any Liabilities of Sellers to KPMG, Jefferson Wells International and other Person engaged by Sellers for tax consulting services in connection with such services;

                     (g) any Liabilities of Sellers incurred or to be incurred in connection with the negotiation and execution of this Agreement and relating to amounts required to be paid by Sellers hereunder, including with respect to the fairness opinion to be delivered to Sellers by Chanin Capital Partners;

                     (h) any Liabilities of Sellers or any Affiliates thereof to their respective security holders or creditors in connection with the execution, delivery or performance of this Agreement or otherwise;

                     (i) Liabilities for which Sellers have expressly assumed responsibility pursuant to this Agreement;

                     (j) any Liabilities of Sellers or their Subsidiaries for indemnification, including related reimbursement or advancement of expenses under such indemnification or other amounts, to any officer, director, employee or agent of Sellers or their Affiliates; and

                     (k) any Liabilities of Sellers or any of their Affiliates for or in respect of any Excluded Taxes.

               2.5 Further Conveyances and Assumptions; Consent of Third
Parties.

                     (a) From time to time following the Initial Closing or the License-Related Asset Purchase Closing, as applicable, Sellers and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and the other Transaction Documents and to assure fully to Sellers and its Affiliates and their successors and assigns, the assumption of the Liabilities and obligations intended to be assumed by Purchaser under this Agreement and the other Transaction Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

                     (b) Assuming the proper filing of the UCC-3 financing statements by Purchaser, at the Initial Closing and the License-Related Asset Purchase Closing, the Initial Purchased Assets or License-Related Purchased Assets, as applicable, shall be sold, transferred, assigned and conveyed to Purchaser free and clear of all liens, mortgages, licenses, pledges, security interests, conditional sales agreements, charges, claims, options, rights of set-off or recoupment, conditions, easements and restrictions of record and any other encumbrances of any kind or nature whatsoever (collectively, "Encumbrances") other than Permitted Encumbrances (which for purposes of this
Section 2.5(b) shall exclude liens securing debt as disclosed in the Financial Statements).

                     (c) Purchaser agrees that it shall indemnify the Sellers and their Affiliates (collectively, "Indemnified Parties" and individually, an "Indemnified Party") from and against any amounts and expenses, including any Liabilities relating to or arising from any investigations, claims, demands or Legal Proceedings ("Losses") relating to, resulting from or arising out of any claim of any Person alleging that an Indemnified Party is liable or otherwise responsible for any Assumed Liabilities (a "Claim").

                     (d) With respect to Purchased Contracts or Permits that Purchaser believes are useful for the Business after the Initial Closing Date, Sellers shall, and shall cause their Affiliates to, use their commercially reasonable efforts to cooperate with Purchaser at its request following the Initial Closing Date in endeavoring to obtain consents without any obligation on the part of Sellers or their respective Affiliates to incur any fees or expenses in connection therewith.

                     (e) Without any further action on its behalf or on behalf of Sellers, Purchaser shall be deemed to have been assigned each Nonassignable Contract, and any other Purchased Contract that has not yet been assigned, whether or not assignable, at the earlier of (a) the receipt of third party consents to the assignment of such Nonassignable Contract, or (b) December 31, 2004, the earlier of such dates, the "Nonassignable Contract Assignment Date". Nothing in this Agreements shall require Sellers or any of its Affiliates to incur any out-of-pocket expenses or Liabilities or provide any financial accommodation or to remain or become secondarily or contingently liable for any Assumed Liability in order to obtain any such consent except for reasonable legal fees related to such efforts in connection with the License-Related Purchased Assets Closing. Purchaser and Sellers shall use their respective commercially reasonable efforts to obtain, or cause to be obtained, any consent, substitution, approval or amendment required to novate all Liabilities under any and all Purchased Contracts or other Liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Sellers and their Affiliates so that, in all cases, Purchaser shall be solely responsible for such Liabilities after the applicable Closing with respect to such Assumed Liabilities.

                     (f) The transfer of the FCC Licenses held by the License Subsidiaries indirectly as a result of the sale of Company's Membership Interest therein or directly, if so elected by Purchaser, shall be subject to obtaining FCC Approval prior to such transfer. Control over the License Subsidiaries and/or their FCC Licenses shall not be conveyed by Company or assumed by Purchaser until the FCC Approval has been obtained by Final Order.

2.6        Indemnification Procedures.

                     (a) Procedures for Making Claims. In the event that any Claim shall be asserted by any Person in respect of which payment may be sought by an Indemnified Party under Section 2.5(c) hereof, such Indemnified Party shall promptly provide reasonable written notice to Purchaser stating specifically the nature and dollar amount of any such Claim to the extent known at such time. Written notice to Purchaser of the existence of any Claim shall be given by Sellers within fifteen (15) days after its becoming aware of (i) the Claim giving rise to a Loss or (ii) the assertion a third party Claim with respect to which Purchaser is obligated under Section 2.5(c) hereof to provide indemnification or reimbursement; provided, however, that the failure of Sellers to give such notice shall not relieve Purchaser of its obligations under Section 2.5(c) hereof, except to the extent that such Purchaser is actually prejudiced by such failure to give notice.

                     (b) Defense of Claims.

                     (i) The Purchaser, at its own expense and through counsel chosen by it, may elect to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses; and if it so elects, it shall, within 30 (thirty) Business Days after receiving notice of Claim (or sooner, if the nature of such Claim so requires), notify the Indemnified Party of its intent to do so, and such Indemnified Party shall cooperate fully in the defense, negotiation or settlement of any such Claim. After notice from the Purchaser to the Indemnified Parties of its election to defend against, negotiate, settle or otherwise deal with any such Claim, Purchaser shall not be liable to the Indemnified Parties under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Parties in connection with the defense, negotiation or settlement thereof; provided, however, that all Indemnified Parties shall have the right to collectively employ one (and only one) counsel to represent such Indemnified Parties in respect of such Claim hereunder (which counsel shall be reasonably acceptable to the Purchaser) if, in the reasonable opinion of counsel to the Indemnified Parties, a conflict of interest between the Indemnified Parties and the Purchaser may exist in respect of such Claim that would make such separate representation advisable, and in that event (x) the reasonable fees and expenses of such separate counsel shall be paid by the Purchaser and (y) each of the Purchaser and the Indemnified Parties shall have the right to direct its own defense in respect of such Claim; provided, further, that the Purchaser shall not be required to pay for more than one additional counsel (excluding local counsel) for Indemnified Parties in connection with any Claim hereunder. The parties hereto agree to cooperate fully with each other in connection with any Claims hereunder. If the Purchaser elects not to defend against, negotiate, settle or otherwise deal with such Claim, or fails to notify the Indemnified Parties of its election within thirty (30) Business Days after request by the Indemnified Parties to assume the defense of any such Claim, the Indemnified Parties may assume control of the defense of such Claim at Purchaser's expense. Notwithstanding anything in this Section 2.6 to the contrary, neither the Purchaser nor the Indemnified Parties may, without the prior written consent of the other party, settle or compromise any such Claim or permit a default or consent to the entry of any judgment unless the claimant and such party provide to such other party an unqualified written release from all liability in respect of such Claim, and such settlement or compromise does not materially and adversely impair the ability of the Indemnified Parties to conduct their respective businesses, and does not contain any admission of wrongdoing on the part of any of the Indemnified Parties. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Purchaser notifies the Indemnified Parties in writing of the Purchaser's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Parties decline to accept such offer, the Indemnified Parties may continue to contest such Claim, free of any participation by the Purchaser, and the amount of any ultimate liability with respect to such Claim that the Purchaser has an obligation to pay hereunder shall be limited to the lesser of
(A) the amount of the settlement offer that the Indemnified Parties declined to accept plus the Losses of the Indemnified Parties relating to such Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the Indemnified Parties with respect to such Claim.

                     (ii) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Parties and the Purchaser shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the Indemnified Parties shall forward to the Purchaser notice of any sums due and owing by the Purchaser pursuant to this Agreement with respect to such matter.

                     (c) No Consequential Damages. Notwithstanding anything in this Agreement to the contrary, no party hereto (or any of its Affiliates) shall, in any event, be liable to any other party hereto (or any of its Affiliates) for any consequential, incidental, special or punitive damages of such other party (or its Affiliates) (collectively, an "Excluded Loss"), including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to any claim or loss hereunder; provided, that to the extent that any Loss constitutes the payment of any amount to a third party that is not an Indemnified Person, such Loss shall not be reduced by the amount thereof that would otherwise constitute an Excluded Loss.

               2.7 Bulk Sales Laws. Purchaser hereby waives compliance by Sellers and the Subsidiaries with the requirements and provisions of any "bulk transfer" Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser.

               2.8 Purchase Price Allocation.

                     (a) Sellers and Purchaser shall act in good faith to attempt to agree to the allocation of the purchase price (including the Assumed Liabilities) among the Purchased Assets. In accordance with such allocation and upon such agreement, Purchaser shall prepare and deliver to Sellers copies of Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement"). Purchaser shall prepare and deliver to Sellers from time to time revised copies of the Asset Acquisition Statement (the "Revised Statements") so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any) consistent with the allocation as agreed upon or determined in accordance with this Section 2.8. The purchase price for the Initial Purchased Assets and License-Related Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements, provided by Purchaser to Sellers, and all income Tax Returns and reports filed by Purchaser and Sellers shall be prepared consistently with such allocation.

                     (b) If the Sellers and Purchaser fail to agree to such matters within 60 days (the "Negotiation Period") after the date hereof, the allocation of the purchase price among the Purchased Assets will be resolved by submission to an independent accounting firm of national recognition reasonably acceptable to Sellers and Buyer (the "Accountants"). If the purchase price allocation is submitted to the Accountants for resolution, (x) each party will furnish to the Accountants such work papers and other documents and information relating to the purchase price allocation as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (y) the determination by the Accountants, as set forth in a notice delivered to the Sellers and Purchaser by the Accountants will be binding and conclusive on the Sellers and Purchaser; and (z) the fees of the Accountants for such determination shall be allocated by the Accountant equally between Purchaser and Sellers.

               2.9 Parent Guarantee. Parent hereby guarantees to Sellers (and their Affiliates) the full payment of any obligation of Purchaser hereunder, including, but not limited to, all Initial Assumed Liabilities and License-Related Assumed Liabilities.

                                  ARTICLE III

                                 CONSIDERATION

               3.1 Consideration. The aggregate consideration for the Purchased Assets shall be (i) 500,000 shares of Parent Common Stock and (ii) warrants to purchase an aggregate of 25,000 shares of Parent Common Stock (the "Warrant Shares") plus, as of the License-Related Asset Purchase Closing Date, up to 100,000 Warrant Shares (to the extent that the right to purchase such additional Warrant Shares shall not have vested as of such date pursuant to the Management and Spectrum Lease Agreement), for an exercise price of $40 per share, exercisable at any time and from time to time, in whole or in part, before the third anniversary of the delivery of such warrants by Purchaser to Company, in the form attached hereto as Exhibit A-1 and Exhibit A-2 (the "Warrants"). The Parent and Purchaser shall use their best efforts to register for resale the 500,000 shares of Parent Common Stock and those shares to be issued pursuant to the terms of the Warrants, whether or not such Warrants are delivered pursuant to this Agreement or the Management and Spectrum Lease Agreement, within 120 days of the Initial Closing pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement").

               3.2 Payment of Consideration on the Initial Closing Date. (a) On the Initial Closing Date, Parent shall deliver 500,000 shares of Parent Common Stock to Company.

                     (b) Warrants. On the Initial Closing Date, Parent shall deliver to Company, Warrants to purchase 25,000 Warrant Shares.


               3.3 Payment of Consideration on the License-Related Asset Purchase Closing Date. On the License-Related Asset Purchase Closing Date, the Company's right to purchase all remaining Warrant Shares pursuant to the Warrants shall vest, if not previously vested.

                                   ARTICLE IV

                             CLOSING AND DELIVERIES

               4.1 Initial Closing. The closing of the sale and purchase of the Initial Purchased Assets and the assumption of the Initial Assumed Liabilities (the "Initial Closing") shall take place at the offices of Schulte Roth & Zabel LLP located at 919 Third Avenue, New York, New York (or at such other place as the parties may mutually agree) at 10:00 a.m. (New York City time) on November 18, 2003 ("Initial Closing Date").

               4.2 License-Related Asset Purchase Closing. The closing of the sale and purchase of the License-Related Purchased Assets and the assumption of the License-Related Assumed Liabilities ("License-Related Asset Purchase Closing") shall take place at the offices of Schulte Roth & Zabel LLP located at 919 Third Avenue, New York, New York 10022 (or at such other place as the parties may mutually agree) at 10:00 a.m. (New York City time) on the 5th Business Day after the conditions listed in Section 8.1 and Section 8.2 have been satisfied or at such other time as the parties may mutually agree ("License-Related Asset Purchase Closing Date").

               4.3 Sellers Closing Documents.

                     (a) At the Initial Closing, Sellers shall deliver or cause to be delivered the following:

                     (i) A certificate of a duly authorized officer of Sellers, dated the Initial Closing Date, to the effect that (A) the representations and warranties of Sellers set forth in this Agreement qualified as to materiality or Material Adverse Effect are true and correct at and as of the Initial Closing Date, and those not so qualified are true and correct in all material respects at and as of the Initial Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality were true and correct, and those not so qualified were true and correct in all material respects, on and as of such earlier date), and (B) Sellers have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Initial Closing Date;

                     (ii) A duly executed bill of sale in the form of Exhibit C hereto;

                     (iii) A duly executed Assignment and Assumption Agreement in the form of Exhibit D hereto;

                     (iv) A duly executed Management and Spectrum Lease Agreement in the form of Exhibit E hereto;

                     (v) A duly executed Registration Rights Agreement in the form of Exhibit B hereto; and

                     (vi) A duly executed Indemnification Agreement in the form of Exhibit F hereto.

                     (b) At the License-Related Asset Purchase Closing, Sellers shall deliver or cause to be delivered the following:

                     (i) A duly executed bill of sale in the form of Exhibit C hereto;

                     (ii) A duly executed Assignment and Assumption Agreement in the form of Exhibit D hereto; and

                     (iii) Except in the event Purchaser has elected to purchase the FCC Licenses in lieu of the License Subsidiary Interests, evidence of all consents required in connection with the assignment of the License Subsidiary Interests. Sellers and Purchaser shall execute and deliver such certificates, bills of sale and other documents as the other may reasonably request to consummate the transfer from Sellers to Purchaser of the License Subsidiary Interests.

               4.4 Purchaser Closing Documents.

                     (a) At the Initial Closing, Purchaser shall deliver or cause to be delivered to Sellers (unless otherwise indicated) the following:

                     (i) A certificate of a duly authorized officer of Purchaser, dated the Initial Closing Date, to the effect that (A) the representations and warranties of Purchaser set forth in this Agreement qualified as to materiality or Material Adverse Effect are true and correct at and as of the Initial Closing Date, and those not so qualified are true and correct in all material respects at and as of the Initial Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality were true and correct, and those not so qualified were true and correct in all material respects, on and as of such earlier date), and (B) Purchaser has performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Initial Closing Date;

                     (ii) A duly executed Assignment and Assumption Agreement with respect to the Initial Assumed Liabilities;

                     (iii) A duly executed Management and Spectrum Lease Agreement;

                     (iv) A duly executed Registration Rights Agreement;

                     (v) Duly executed Warrants to purchase 125,000 Warrant Shares in the form of Exhibits A-1 and A-2 hereto; and

                     (vi) Stock certificates representing 500,000 shares of Parent Common Stock, duly endorsed in blank or accompanied by stock transfer powers and with all requisite legends and stock transfer tax stamps attached.

                    (b) At the License-Related Asset Purchase Closing, Purchaser delivered or caused to be delivered to Sellers a certificate of a duly authorized officer of Purchaser, dated as of the License-Related Asset Closing Date, to the effect that all of the rights under the Warrants to purchase all remaining Warrant Shares have vested upon such License-Related Asset Purchase Closing.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

               Sellers hereby represent and warrant to Purchaser that:

               5.1 Organization and Good Standing.

                     (a) Each Seller is duly organized, validly existing and in good standing under the laws of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Seller is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

                     (b) Schedule 5.1(b) hereto sets forth a true and complete list of all Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary. Each such Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Subsidiary is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not be reasonably expected to have a Material Adverse Effect. Complete and correct copies of the Certificate of Incorporation, Bylaws or similar organizational documents of each Subsidiary have been made available to Purchaser.

               5.2 Authorization of Agreement. Each Seller has all requisite corporate or entity power and authority to execute and deliver this Agreement , the Transaction Documents to which such Seller is a signatory and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated hereby and thereby (the "Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller of this Agreement and each Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or entity action on behalf of such Seller and no other corporate or entity proceedings on the part of either Seller or its general partner or manager, as applicable, is necessary. This Agreement has been, and each of the Documents will be at or prior to delivery thereof on the Initial Closing Date or License-Related Asset Purchase Closing Date, as applicable, duly and validly executed and delivered by each Seller party thereto and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Documents when so executed and delivered will constitute, the legal, valid and binding obligation of each Seller party thereto, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               5.3 Conflicts; Governmental Consents.

                     (a) Except as set forth on Schedule 5.3(a) hereto, none of the execution and delivery by each Seller of this Agreement or the Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, or compliance by each Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the By-laws or Certificate of Incorporation of WebLink, or the certificate of limited partnership and partnership agreement of Company, or comparable organizational documents of any Subsidiary; (ii) any Permit to which either Seller or any Subsidiary is a party or by which any of the properties or assets of either Seller or any other Subsidiary is bound; (iii) any Order of any Governmental Body applicable to either Seller or any Subsidiary or by which any of the properties or assets of each or any Subsidiary is bound; or (iv) any applicable Law, other than, in the case of clauses (ii), (iii) and (iv), such conflicts, violations, defaults, terminations or cancellations, that would not in the aggregate have a Material Adverse Effect.

                     (b) Except as set forth on Schedule 5.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of a Seller or any Subsidiary in connection with the execution and delivery of this Agreement or the Documents to which it is a party or the compliance by either Seller with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except (A) obtaining FCC Approval, and (B) for such consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not in the aggregate be reasonably expected to have a Material Adverse Effect.

               5.4 Financial Statements. The Sellers have delivered to Purchaser copies of (i) the audited consolidated balance sheet of WebLink and its subsidiaries as at December 31, 2002 and the related audited consolidated statements of income and of cash flows of WebLink and its subsidiaries for the 2002 periods and (ii) the unaudited consolidated balance sheet of WebLink and its subsidiaries as at September 30, 2003 and the related unaudited consolidated statements of income and cash flows of WebLink and its subsidiaries (without related notes and schedules) for the 2003 periods (such audited and unaudited statements, including the related notes and schedules to such audited statements, are referred to herein as the "Financial Statements"), copies of which are attached hereto as Schedule 5.4. Except (i) as set forth in the notes thereto, if any, and (ii) as disclosed in Schedule 5.4 hereto, each of the Financial Statements has been prepared in accordance with GAAP consistently applied and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of WebLink and its subsidiaries as at the dates and for the periods indicated therein.

               For the purposes hereof, the unaudited consolidated balance sheet of WebLink and its subsidiaries as at September 30, 2003 is referred to as the "Balance Sheet" and September 30, 2003 is referred to as the "Balance Sheet Date".

               5.5 No Undisclosed Liabilities. (a) Except as set forth on
Schedule 5.5, neither Seller nor any Subsidiary has any Liabilities of any kind that would have been required to be reflected or reserved against or otherwise described on the Balance Sheet prepared in accordance with GAAP, except liabilities (i) as and to the extent set forth on the unaudited balance sheet of WebLink and the Subsidiaries as of September 30, 2003, (ii) incurred after the Balance Sheet Date in the Ordinary Course of Business consistent with past practice, as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) incurred after the Balance Sheet Date not in the Ordinary Course of Business that are in the aggregate, immaterial in amount.

               5.6 Absence of Certain Developments. Except as contemplated by this Agreement or as set forth on Schedule 5.6 hereto, since the Balance Sheet Date (i) Sellers and the Subsidiaries have conducted the Business only in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence, circumstance or development that has had or would reasonably be expected to have a Material Adverse Effect.

               5.7 Real Property. No Seller nor any Subsidiaries has any fee interest in real property. Schedule 5.7 hereto sets forth a true, correct and complete list of all leases of real property by a Seller or a Subsidiary involving annual payments in excess of $50,000, other than the Excluded Lease (individually, a "Real Property Lease" and collectively, the "Real Property Leases"). To the Knowledge of Sellers, neither Seller nor any Subsidiary has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller or any Subsidiary under any material Real Property Lease.

               5.8 Tangible Personal Property. Schedule 5.8 sets forth all leases of personal property by Sellers or a Subsidiary (other than leases of pagers where a Seller or a Subsidiary is a lessor) ("Personal Property Leases") involving annual payments in excess of $50,000. To the Knowledge of Sellers, no Seller nor any Subsidiary has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default by any Seller or any Subsidiary under any of the Personal Property Leases.

               5.9 Intellectual Property. Except as set forth on Schedule 5.9, Sellers and the Subsidiaries own or have valid licenses to use all material Purchased Intellectual Property used by them in the Ordinary Course of Business, except to the extent the failure to be the owner or the valid licensee would not have a Material Adverse Effect. Except as set forth on Schedule 5.9, to the Knowledge of Sellers, (i) the material Purchased Intellectual Property used by Sellers and the Subsidiaries are not the subject of any challenge received by Sellers or any of the Subsidiaries in writing and (ii) neither Seller nor any Subsidiary has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any material Purchaser Intellectual Property license to which a Seller or any Subsidiary is a party or by which it is bound.

               5.10 Material Contracts.

                     (a) Schedule 5.10 sets forth all of the following Contracts to which a Seller or any of the Subsidiaries is a party or by which it is bound (collectively, the "Material Contracts"):

                     (i) Contracts with any current officer or director of either Seller or any of the Subsidiaries;

                     (ii) Contracts with any labor union or association representing any employee of either Seller or any of the Subsidiaries;

                     (iii) Contracts for the pending sale of any of the assets of either Seller or any of the Subsidiaries other than in the Ordinary Course of Business, for consideration in excess of $15,000;

                     (iv) Contracts relating to any pending acquisitions by either Seller or any of the Subsidiaries of any operating business or the capital stock of any other Person;

                     (v) Contracts relating to the incurrence of Indebtedness other than the Long-Term Indebtedness, or the making of any loans, in each case involving amounts in excess of $10,000, other than equipment leases in the Ordinary Course of Business; and

                     (vi) any other Contract which involves the future expenditure of more than $100,000 or annual revenues of more than $500,000.

                     (b) Except as set forth on Schedule 5.10, neither Seller nor any Subsidiary has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by a Seller and the Subsidiaries under any Material Contract, except for defaults that would not have a Material Adverse Effect.

               5.11 Employee Benefits Plans.

                     (a) Schedule 5.11(a) lists "employee benefit plans", as defined in Section 3(3) of ERISA, and all other material employee benefit arrangements or payroll practices, including, without limitation, bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay and practices, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance and scholarship programs maintained by Sellers and the Subsidiaries or to which Sellers and the Subsidiaries contributed or are obligated to contribute thereunder for current or former employees of Sellers and the Subsidiaries (the "Employee Benefit Plans"). Neither the Seller or any of the Subsidiaries has, at any time within the last six years, maintained, contributed to, or had any obligation to contribute to, or has any liability (fixed or contingent) with respect to, any plan subject to Title IV of ERISA or to the funding requirements of Section 412 of the Code including any plan which constituted a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or any plan subject to Sections 4063 or 4064 of ERISA ("multiple employer plan").

                     (b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans (as applicable), have been made available to Purchaser: (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three (3) years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three (3) years, (D) the most recent IRS determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

                     (c) Each of the Employee Benefit Plans intended to qualify under Section 401 of the Code ("Qualified Plans") has been determined by the IRS to be so qualified, and, except as disclosed on Schedule 5.11(c), to the Knowledge of Sellers, nothing has occurred with respect to the operation of any such plan which could reasonably be expected to result in the revocation of such favorable determination.

                     (d) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or any agreement relating thereto have been timely made (taking into account any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith in all material respects.

                     (e) None of the Employee Benefit Plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA provide for continuing benefits or coverage for any participant or any beneficiary of a participant post-termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

                     (f) Each of the Employee Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law.

                     (g) Except as set forth on Schedule 2.3(a)(viii) and
Schedule 5.11(g) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (including severance or transaction bonuses) of a Seller or any of the Subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                     (h) Neither the Seller nor any of the Subsidiaries has incurred or will incur any actual or contingent liability with respect to any plan subject to Title IV of ERISA, including any withdrawal liability, or be required to make any contributions to a multiemployer plan, as a result of any of them being members of a "controlled group" of corporations, or treated as a single employer with, Seller within the meaning of Section 414(b), 414(c), 414(m) or 414(n) of the Code arising from or incurred with respect to any period prior to the Initial Closing Date.

               5.12 Labor.

                     (a) Neither Seller nor any of the Subsidiaries is a party to any labor or collective bargaining agreement.

                     (b) Except as set forth on Schedule 5.12(b), there are no
(i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of Sellers, threatened against or involving a Seller or any of the Subsidiaries, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Sellers, threatened by or on behalf of any employee or group of employees of Sellers or any of the Subsidiaries, except in each case as would not have a Material Adverse Effect.

               5.13 Litigation. Except as set forth on Schedule 5.13, there are no (i) Legal Proceedings pending or, to the Knowledge of Sellers, threatened, and (ii) to the Knowledge of Sellers, investigations, charges, claims or demands pending or threatened, against Sellers or the Subsidiaries before any Governmental Body, which, in case of each of (i) and (ii), if adversely determined, would reasonably be expected to have a Material Adverse Effect. There are no (i) Legal Proceedings pending or, to the Knowledge of Sellers, threatened, and (ii) to the Knowledge of Sellers, investigations, charges, claims or demands pending or threatened, that, in case of each of (i) and (ii), are reasonably likely to prohibit or restrain the ability of a Seller to enter into this Agreement or consummate the transactions contemplated hereby.

               5.14 Compliance with Laws; Permits.

                     (a) Sellers and the Subsidiaries are in compliance with all Laws of any Governmental Body applicable to the Business, except where the failure to be in compliance would not have a Material Adverse Effect. Neither Seller nor any Subsidiary has received any written notice of or been charged with the violation of any Laws, except where such violation would not have a Material Adverse Effect.

                     (b) Sellers and the Subsidiaries currently have all Permits which are required for the operation of the Business, except where the absence of which would not have a Material Adverse Effect. Neither Seller nor any of the Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party, except where such default or violation would not have a Material Adverse Effect.

               5.15 Financial Advisors. Except for Chanin Capital Partners, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Sellers in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Purchaser in respect thereof.

               5.16 Taxes.

                     (a) Except as set forth on Schedule 5.16, and except for matters that would not have a Material Adverse Effect, (i) Sellers have timely filed all Tax Returns required to be filed with the appropriate Tax authorities in all jurisdictions in which such Tax Returns are required to be filed (taking into account any extension of time to file granted or to be obtained on behalf of Sellers); and (ii) all Taxes shown to be payable on such Tax Returns have been paid.

                     (b) Neither Seller is a Foreign Person within the meaning of Section 1445 of the Code.

               5.17 Employees on Leave. As of the date hereof, Sellers do not have more than twenty (20) employees who would constitute Initial Transferred Employees on an approved leave of absence.

               5.18 Title to Purchased Assets and Related Matters. Except for Permitted Encumbrances, the Sellers own good and transferable title to all Purchased Assets free and clear of all Encumbrances.

               5.19 Ownership of Membership Interest. The Company owns the Membership Interests, free and clear of any Encumbrances other than Permitted Encumbrances, and has the right, power and authority to sell and transfer the Membership Interests to Purchaser in the manner provided herein. Assuming the proper filing of the UCC-3 financing statements by Purchaser, the transfer and delivery of the Membership Interests as contemplated by this Agreement will transfer good and marketable title to the Membership Interests, free and clear of any Encumbrances. The Membership Interests are not subject to any voting trust or voting or similar agreement, nor is any proxy in effect with respect thereto.

               5.20 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article V (as modified by the Schedules hereto), neither Seller nor any other Person makes any other express or implied representation or warranty with respect to Sellers, the Subsidiaries, the Business, the Purchased Assets and the Assumed Liabilities, or the transactions contemplated by this Agreement, and Sellers disclaim any other representations or warranties, whether made by a Seller, any Affiliate of Sellers or any of their respective officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this
Article V (as modified by the Schedules hereto), Sellers (i) expressly disclaim and negate any representation or warranty, expressed or implied, at common law, by statute, or otherwise, relating to the condition of the Purchased Assets (including any implied or expressed warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials) and (ii) hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Purchaser or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Purchaser by any director, officer, employee, agent, consultant, or representative of Sellers or any of its Affiliates). Sellers make no representations or warranties to Purchaser regarding the probable success or profitability of the Business. The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Parent and Purchaser jointly and severally hereby represent and warrant to Company that:

               6.1 Organization and Good Standing. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

               Each of Parent and Purchaser is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Purchaser Material Adverse Effect.

               6.2 Authorization of Agreement. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, the Transaction Documents to which either the Parent or Purchaser is a signatory and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by each of Parent and Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and each of Parent and Purchaser of this Agreement and each Purchaser Document and the consummation of the transactions contemplated and hereby and thereby have been duly authorized by all requisite corporate action on behalf of each of Parent and Purchaser. This Agreement has been, and each of the Purchaser Documents will be at or prior to the time of delivery thereof to Sellers, duly and validly executed and delivered by each of Parent and Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               6.3 Conflicts; Governmental Consents.

                    (a) Except as set forth on Schedule 6.3(a) hereto, none of the execution and delivery by each of Parent and Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by each of Parent and Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws of either Parent or Purchaser; (ii) any Contract or Permit to which either Parent or Purchaser is a party or by which any of the properties or assets of either Parent or Purchaser are bound; (iii) any Order of any Governmental Body applicable to either Parent or Purchaser or by which any of the properties or assets of either Parent or Purchaser are bound; or (iv) any applicable Law other than, in the case of clauses (ii), (iii) and (iv), such conflicts, violations, defaults, terminations or cancellations, that would not have a Purchaser Material Adverse Effect.

                    (b) Except as set forth on Schedule 6.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, Governmental Body is required on the part of either Parent or Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by either Parent or Purchaser with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby, except for (A)(i) obtaining FCC Approval and (ii) any filings contemplated by the Registration Rights Agreement; and (B) for such consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not have a Purchaser Material Adverse Effect.

               6.4 SEC Documents; Undisclosed Liabilities.


                    (a) Parent has filed all required reports, schedules, forms and registration, proxy and other statements with the SEC since January 1, 2000 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). None of Parent's subsidiaries are required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the Securities Act) and as of their respective SEC filing dates (in the case of all other SEC Documents), the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments none of which has been or will be, individually or in the aggregate, material).

                    (b) Parent is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.

                    (c) Except as set forth in the SEC Documents filed prior to the date hereof or on Schedule 6.4(c) hereto, or for events (or series of related matters) as to which the amounts involved do not exceed $60,000, since the filing of Parent's proxy statement dated August 7, 2003, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC. Neither Parent nor any of its subsidiaries nor, to the Knowledge of Purchaser, any director, officer, agent, employee or other Person acting on behalf of Parent or any of its subsidiaries, has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or
(ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

                    (d) To the Knowledge of Purchaser, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent set forth on the unaudited balance sheet of Parent and its subsidiaries as of September 30, 2003 (including the notes thereto) included in Parent's Report on Form 10-Q for the period then ended, (ii) incurred after the Balance Sheet Date in the Parent Ordinary Course of Business consistent with past practice, as have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, and (iii) incurred after the Balance Sheet Date not in the ordinary course that are in the aggregate, immaterial in amount.

               6.5 Capitalization.

                    (a) The authorized capital stock of Parent consists of 16,000,000 shares, divided into (i) 8,500,000 shares of Parent Series A Preferred Stock ("Parent Preferred Stock"), $0.01 par value per share, of which, as of September 30, 2003, 4,196,187 shares were issued and outstanding, and (ii) 7,500,000 shares of Parent Common Stock, par value $0.01 per share ("Parent Common Stock"), of which, as of September 30, 2003, 4,961,160 shares were issued and outstanding. All of the outstanding shares of capital stock of Parent have been validly issued and are fully paid and nonassessable. As of September 24, 2003, 410,000 shares of Parent Common Stock were reserved for issuance and 410,000 were issuable upon the exercise of outstanding options and warrants; 38,840 shares of Parent Common Stock and 6,170 shares of the Parent Preferred Stock were reserved for issuance to satisfy certain unpaid claims in connection with Parent's emergence from Chapter 11 proceeding on October 8, 2002. Holders of Parent Preferred Stock currently have 95% of the voting power of Purchaser.

                    (b) Except as set forth above and on Schedule 6.5(b), there are outstanding (i) no shares or other voting securities of Parent, (ii) no securities of Parent or any of its subsidiaries convertible into or exchangeable or exercisable for shares of other securities of Parent, (iii) no options, preemptive or other rights to acquire from Parent or any of its subsidiaries, and no obligations of Parent or any of its subsidiaries to issue, any shares, voting securities or securities convertible into or exchangeable or exercisable for shares or other securities of Parent and (iv) no equity equivalent interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively "Parent Securities"). As of the date hereof, there are no outstanding rights or obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Except as set forth on Schedule 6.5(b) hereto, here are no voting agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Parent.

                    (c) The shares of Parent Common Stock to be issued to Sellers pursuant to this Agreement, upon delivery to Sellers of share certificates therefor, will be (i) validly issued, fully paid and nonassessable,
(ii) free and clear of all Liens, and (iii) issued in compliance with all applicable U.S. federal and state securities laws.

                    (d) Immediately upon giving effect to the transactions contemplated by this Agreement, including the issuance and sale of shares of Parent Common Stock and the issuance of the Warrants, 125,000 shares of Parent Common Stock shall be reserved for issuance upon the exercise of the Warrants. Such shares, when issued upon the exercise of the Warrants in accordance with the terms of the Warrants, will be (i) validly issued, fully paid and nonassessable, (ii) free and clear of all Liens, and (iii) issued in compliance with all applicable U.S. federal and state securities laws.

                    (e) Parent Common Stock and Parent Preferred Stock constitute the only classes of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

               6.6 Absence of Certain Developments.

                    (a) Except as contemplated by this Agreement or as set forth on Schedule 6.6 hereto, since the Balance Sheet Date (i) each of Parent and Purchaser has conducted its business only in the Parent Ordinary Course of Business or Purchaser Ordinary Course of Business, as applicable, and (ii) there has not been any event, change, occurrence or circumstance that has had a Parent Material Adverse Effect.

               6.7 Taxes.

                    (a) Except as set forth on Schedule 6.7 hereto, and except for matters that would not have a Purchaser Material Adverse Effect, (i) each of Parent and Purchaser has timely filed all Tax Returns required to be filed with the appropriate Tax authorities in all jurisdictions in which such Tax Returns are required to be filed (taking into account any extension of time to file granted or to be obtained on behalf of each of Parent and Purchaser); and (ii) all Taxes shown to be payable on such Tax Returns have been paid.

                    (b) Purchaser is not a Foreign Person within the meaning of
Section 1445 of the Code.

               6.8 Litigation. Except as set forth on Schedule 6.8 hereto, there are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries before any Governmental Body, which, if adversely determined, would have a Parent Material Adverse Effect. There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby. There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

               6.9 Financial Advisors. Except as set forth on Schedule 6.9 hereto, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Company in respect thereof.

               6.10 Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that Sellers are not making any representations or warranties whatsoever, express or implied, beyond those expressly given by Sellers in Article V hereof (as modified by the Schedules hereto), and Purchaser acknowledges and agrees that the Purchased Assets and the Business are being transferred on a "where is" and, as to condition, "as is" basis. Purchaser further represents that neither it nor any of its Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding or any of the Subsidiaries, the Business or the transactions contemplated by this Agreement not expressly set forth in this Agreement, and none of Sellers, any of its Affiliates or any other Person will have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives or Purchaser's use of, any such information, including any confidential memoranda distributed on behalf of Sellers relating to the Business or other publications or data room information provided to Purchaser or its representatives, or any other document or information in any form provided to Purchaser or its representatives in connection with the sale of the Business and the transactions contemplated hereby. Purchaser acknowledges that it has conducted to its satisfaction, its own independent investigation of the Business and, in making the determination to proceed with the transactions contemplated by this Agreement, Purchaser has relied on the results of its own independent investigation. The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

               6.11 Elimination of Transfer Restrictions. Parent represents, warrants and covenants that (i) Parent has consented to the elimination of any transfer restrictions otherwise applicable to the Registrable Securities (as defined in the Registration Rights Agreement), including pursuant to the Parent's Amended and Restated Certificate of Incorporation; provided, that the foregoing shall not apply to the restriction on foreign ownership of Parent's securities set forth in Section 4.5 of the Parent's Amended and Restated Certificate of Incorporation, and (ii) subject to any restrictions on sale or transfer imposed by law, the Registrable Securities are freely transferable by the Holder (as defined in the Registration Rights Agreement) or any other Investor (as defined in the Registration Rights Agreement).

                                  ARTICLE VII

                             POST-CLOSING COVENANTS

               7.1 Access to Information. (a) From and after the Initial Closing, each of Parent and Purchaser will make or cause to be made available to the Sellers and their agents and employees all business records and files (except for those business records and files the provision of which is prohibited by Law) during regular business hours as may be reasonably necessary for (A) preparing or reviewing tax returns and financial statements and responding to tax audits covering operations and transactions at or prior to such Closing, (B) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any action, (C) preparing reports to stockholders and Governmental Bodies or (D) such other purposes for which access to such documents is reasonably necessary.

                    (b) From and after the Initial Closing each of Parent and Purchaser shall provide to Sellers for three (3) years after the date hereof access at reasonable times and upon reasonable notice to financial and accounting systems purchased hereunder to the extent that such access is reasonably required by Sellers and the other services listed on Schedule 7.1(b) hereto.

               7.2 Preservation of Records. Each of Parent and Purchaser agrees that it shall preserve and keep the records held by it relating to the Business for a period of six years from the Initial Closing Date. In the event each of Parent and Purchaser wishes to destroy such records after that time, Purchaser shall first give ninety (90) days prior written notice to Company and shall have the right at its option and expense, upon prior written notice given to Purchaser within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

               7.3 Publicity.

                    (a) None of Sellers, Parent or Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the judgment of Sellers or Purchaser, disclosure is otherwise required by applicable Law or by applicable rules of any stock exchange, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with applicable Law to consult with the other party with respect to the text thereof.

                    (b) Each of Purchaser and each Seller agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

               7.4 Negative Covenant.

                    (a) Except as otherwise expressly permitted herein, between the date of this Agreement and each applicable Nonassignable Contract Assignment Date, Sellers shall not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, make any modification to any such Nonassignable Contract.

                    (b) Except as otherwise expressly permitted herein, between the date of this Agreement and the License-Related Asset Purchase Closing Date, Sellers shall not, without the prior written consent of Purchaser, (i) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the License-Related Purchased Assets, or the License-Related Assumed Liabilities; or (ii) terminate the employment of any employee listed on Schedule 1.1(c).

               7.5 Notification.

               Between the date of this Agreement and the License-Related Asset Purchase Closing Date, Sellers shall promptly notify Purchaser of the occurrence of any breach of any covenant of Sellers in this Article 7 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely.

               7.6 Sellers' Reasonable Best Efforts.

               Sellers shall use their reasonable best efforts, without the obligation to incur any costs, expenses or Liabilities, except for reasonable legal fees related to the License-Related Asset Purchase Closing as provided in
Section 2.5(e) hereof, to cause the conditions in Sections 8.1 to be satisfied.

               7.7 Purchaser's Reasonable Best Efforts. Purchaser shall use its reasonable best efforts to cause the conditions in Sections 8.1 to be satisfied.

               7.8 Non-Solicitation.

                    (a) Each Seller agrees that for a period of three years from the Initial Closing Date, it shall not employ or solicit or offer or induce or receive or accept the performance of services by any senior or management employee of the Business while such Persons are employed by Purchaser.

                    (b) If Each Seller acknowledges that Purchaser would be irreparably harmed by any breach of this Section 7.8 and that there would be no adequate remedy at law or in damages to compensate Purchaser for any such breach. Each Seller agrees that Purchaser shall be entitled to injunctive relief requiring specific performance by each Seller and its Affiliates of this Section
7.8 without the necessity of proving actual damages or the posting of a bond, and each consents to the entry thereof.

               7.9 Employment.

                    (a) Prior to the Initial Closing Date, Purchaser shall offer employment to each of the Initial Transferred Employees to commence immediately following the Initial Closing. On March 31, 2004 (the "Subsequent Transfer Date"), Purchaser shall offer employment to each Subsequent Transferred Employee, who is still employed by Seller, to commence on the Subsequent Transfer Date. Each such offer of employment shall be at the same salary or hourly wage rate in effect immediately prior to the Initial Closing Date, or, in the case of the Subsequent Transferred Employees, the Subsequent Transfer Date. Each of the Transferred Employees shall be entitled to any sick leave, personal days and vacation time they would be entitled to if they remained employed by Sellers. Notwithstanding the foregoing, this Section 7.9 shall not prohibit Purchaser from terminating the employment of any Transferred Employee at any time or for any reason. For the avoidance of doubt, nothing in this Agreement shall create a contract of employment or alter the "at-will" employment status of any Transferred Employee.

                    (b) As a condition of the offers of employment to Transferred Employees with Severance Agreements listed on Schedule 2.3(a)(viii), Purchaser and each Transferred Employee will enter into a "substitute severance agreement" substantially in the form attached hereto as Exhibit G as a replacement for such Transferred Employee's Severance Agreement. Payments under the "substitute severance agreements" shall be made by the Purchaser to Transferred Employees in accordance with their terms and Sellers shall have no liability with regard to payments under the "substitute severance agreements" or the Severance Agreements. Any Transferred Employee who does not enter into a substitute severance agreement within 3 days of the Initial Closing Date (the "Eligibility Period") will not become an employee of Purchaser and shall receive payments under the Severance Agreement applicable to such Transferred Employee, and, in such case, Purchaser will promptly, and in no event in more than one Business Day after the expiration of the Eligibility Period, reimburse Sellers for its severance pay costs (including severance pay, employer contributions for FICA and FUTA and any accrued vacation, sick or personal days) which were otherwise Assumed Liabilities of Purchaser under this Agreement. Such reimbursement shall constitute an Expense under the Management Agreement.

                    (c) Purchaser and Sellers agree that the payroll taxes of the Transferred Employees shall be treated in accordance with the Standard Procedure of Section 4 of Revenue Procedure 96-60.

               7.10 Employee Benefits.

                    (a) From and after the Initial Closing, or in the case of the Subsequent Transferred Employees, the Subsequent Transfer Date, Purchaser shall provide, or cause to be provided to each of the Transferred Employees, benefits under the employee benefits plans of Purchaser (the "Purchaser Plans") that are, in each case, substantially equivalent on an aggregate basis to those provided to employees of the Purchaser. For purposes of this Section 7.10(a), coverage under any Employee Benefit Plan assumed pursuant to Section 2.3(a)(ii) may be considered coverage under a Purchaser Plan after the Initial Closing Date.

               (b) For purposes of eligibility, vesting and benefit accrual (but not for purposes of any employer contribution to the Purchasers' defined contribution plan based on the Purchaser's financial performance for calendar year 2003) , under the Purchaser Plans, Purchaser shall credit each Transferred Employee with his or her years of service with Company, the Subsidiaries and any predecessor entities, to the same extent as such Transferred Employee was entitled immediately prior to the Initial Closing Date, or in the case of the Subsequent Transferred Employees, the Subsequent Transfer Date, to credit for such service under any similar Employee Benefit Plan. The Purchaser Plans shall not deny Transferred Employees coverage on the basis of pre-existing conditions unless a Transferred Employee was denied coverage under Employee Benefit Plan and shall credit such Transferred Employees for any deductibles and out-of-pocket expenses paid in the year of initial participation in the Purchaser Plans.

                    (c) Except as required by applicable Law, Purchaser shall be responsible for all Liabilities with respect to Transferred Employees attributable to their accrued and unused vacation, sick days and personal days through the Initial Closing Date or, in the case of the Subsequent Transferred Employees, the Subsequent Transfer Date. Schedule 7.10(c) to this Agreement contains a true and correct list of all such Liabilities as of the payroll date ending immediately prior to the Initial Closing Date described in this Section 7.10(c).

                    (d) Sellers and Purchaser shall take all actions necessary or appropriate so that, effective as of the Initial Closing Date (A) Purchaser shall be designated the "plan sponsor" (as defined in Section (3)(16)(B) of ERISA) of the Employee Benefit Plans assumed pursuant to sections 2.1(b)(x) and 2.3(a)(ii) of this Agreement and insurance contracts related to the Sellers' insured health and welfare plans are assigned by the Sellers to the Purchaser;
(B) the elections, contribution levels and coverage levels of the Initial Transferred Employees under Seller's flexible spending account plans shall continue to apply until the end of the plan year and the Transferred Employees shall be reimbursed for claims incurred at any time during the plan year in which the Initial Closing Date occurs from and after the Initial Closing Date on the same basis and the same terms and conditions as immediately prior to the Initial Closing Date; and, (C) Transferred Employees will be eligible to participate in the Purchaser's 401(k) defined contribution plan; provided that the Purchaser (or its appropriate representative) receives payroll deduction elections from Transferred Employees, and Purchaser's 401(k) plan shall provide for receipt of "direct rollovers" of benefits from the Sellers' 401(k) Plan.

                    (e) The Purchaser's health and welfare plan shall provide continuation coverage under COBRA to all "M& A Qualified Beneficiaries" (as defined in Treasury Regulation 54.4980B-9, Q&A-4) in accordance with the terms of the Purchaser's health plan; provided that, during the period between the Initial Closing Date and the Subsequent Closing Date, the Subsequent Transferred Employees shall continue to participate in a health and welfare of the Seller or a health and welfare plan of the selling group (as defined in Treasury Regulation 54.4980B-9, Q&A-3).

                    (f) On or prior to December 9, 2003, Purchaser shall pay the Transferred Employees the transaction bonuses listed on Schedule 2.3(a)(viii). With respect to such transaction bonuses, Purchaser shall satisfy any tax withholding obligation and shall be responsible for payment of the employer contributions for FICA and FUTA required by Law with respect to each such Transferred Employee.

               7.11 Confidentiality. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and in the confidentiality agreement between Purchaser and Company dated November 14, 2002, as they relate to the transactions contemplated by this Agreement, shall not apply to the tax structure or tax treatment of the transactions contemplated by this Agreement, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

               7.12 Tax Reporting. Sellers and Purchaser agree that the purchase and sale of the Purchased Assets pursuant to this Agreement is intended to be treated as a taxable sale for federal, state and local income tax purposes and, accordingly, will consistently report it as such and will not take any actions, and will cause their Affiliates not to take any actions, which are inconsistent with such treatment.

               7.13 Assumption in Bankruptcy.

                    (a) In the event that after the execution of this Agreement a Seller files a voluntary petition or is the subject of an involuntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code (a "WLNK Bankruptcy Filing"), such Seller hereby agrees, to the extent permitted by Law, to seek assumption of this Agreement and each of the Documents as soon as possible after the filing of such petition.

                    (b) In the event of a WLNK Bankruptcy Filing, such Seller hereby agrees, to the extent permitted by Law, to seek assumption as soon as possible thereafter of any contract for which a consent, waiver, authorization or approval of a third party was required but not sought or obtained to the extent that, prior to or after such WLNK Bankruptcy Filing, any such third party has notified Seller that the assignment of such contract was void and/or that Seller is in breach of such contract as a result of the assignment thereof to the Purchaser pursuant to this Agreement.

                    (c) In the event that any funds are paid to any Seller or any of its subsidiaries in respect of the Business on or after the Initial Closing Date, all such funds shall be (i) received and held in trust by such Seller or subsidiary of a Seller and (ii) immediately transferred to Purchaser by wire transfer in same day funds, free and clear of any Encumbrances.

               7.14 No Negotiation. Neither the Sellers nor any of their Affiliates (and their respective officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (collectively, "Representatives") shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals or offer (including, without limitation, any proposal or offer to its stockholders) from any Person, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Purchaser) relating to any business combination transaction involving Sellers, including, without limitation, the sale of Sellers' stock, the merger or consolidation of Sellers or the sale of Sellers' business or any of the assets (other than in the Ordinary Course of Business); enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries; enter into any agreement with respect to any such transaction; or authorize or knowingly permit any of Sellers' or their Affiliates' Representatives, to take any such action. Sellers shall notify Purchaser of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Sellers and shall promptly furnish a copy of any such written proposal or a detailed description of any such oral proposal to Purchaser. Notwithstanding the foregoing, it is being hereby agreed by Parent, Purchaser and Sellers that this Section 7.14 shall not in any way be applicable to the Excluded Assets or Liabilities.

               7.15 Change of Name; Use of Names. As soon as practicable after the Initial Closing Date, each Seller will change its corporate or limited partnership name, as applicable, to such other name as does not contain the word "WebLink". After the Initial Closing Date, Sellers shall not have any right, title or interest in or to, the name WebLink Wireless and all related Marks; provided, however, that Sellers shall have until November 15, 2004 to replace stationery and other documents and forms, and to replace or repaint signs, vehicles and other items, that on the Initial Closing Date bear the "WebLink Wireless" or other related Marks, during which period of time Sellers may use such Marks on inventory, documents, forms and other items that have not yet been replaced or repainted.

                                  ARTICLE VIII

              CONDITIONS TO LICENSE-RELATED ASSET PURCHASE CLOSING

               8.1 Conditions Precedent to the Obligations of Purchaser and Sellers. The obligations of Purchaser and Sellers to consummate the transaction contemplated herein to be consummated on the License-Related Asset Purchase Closing Date is subject to the satisfaction on or prior to the License-Related Asset Purchase Closing Date of the conditions set forth below, any of which may be waived in writing by each of Purchaser and Sellers:

                    (a) Sellers shall have obtained all consents required in connection with the FCC Approval.

                    (b) No preliminary or permanent injunction or other order issued by, and no Proceeding or Order by or before, any Governmental Body in the United States or by any United States Governmental Entity, nor any Law or Order promulgated or enacted by any United States Governmental Body, shall be in effect or pending which materially delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the transactions contemplated hereby.

                    (c) All consents, waivers, authorizations and approvals of any Governmental Body as are necessary in connection with the transactions contemplated by this Agreement in connection with the License-Related Asset Purchase Closing shall have been obtained.

                    (d) As of the License-Related Asset Purchase Closing Date, the purchase of License-Related Purchased Assets deliverable on such date shall be legally permitted by all Laws and regulations to which Purchasers and Sellers are subject, except where the failure to comply with such Laws or regulations would not be reasonably expected to have a Material Adverse Effect.

               8.2 Condition Precedent to the Obligations of Each Seller. The obligations of each Seller to consummate the transactions contemplated herein to be consummated on the License-Related Asset Purchase Closing Date are subject to the delivery, on or prior to the License-Related Asset Purchase Closing Date, of the Certificate required pursuant to Section 4.4(c) relating to the vesting of rights under the Warrants to purchase all remaining Warrant Shares that have not yet vested.

                                   ARTICLE IX

                                  MISCELLANEOUS

               9.1 No Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall not survive Closing and no claims may be asserted with respect thereto after Closing.

               9.2 Payment of Sales, Use or Similar Taxes. Purchaser and Sellers shall each be responsible for (and shall indemnify and hold harmless Sellers or Purchaser as the case may be, against) one-half of any sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including real property transfer gains taxes, UCC-3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Seller or its Affiliates) (all such non-excepted Taxes, "Transfer Taxes"). Sellers shall file all necessary documents (including all Tax Returns) with respect to all such amounts in a timely manner.

               9.3 FCC Applications. Sellers and Purchaser agree to file the FCC Applications within ten (10) days following the date hereof. Each party hereto shall diligently take or cooperate in the taking of all steps that are necessary or appropriate for the prosecution and favorable consideration of the FCC Applications. The Parties agree to undertake all actions and file such material as shall be reasonably necessary or required to obtain any necessary waivers or other authority in connection with the FCC Applications.


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
               9.4 Expenses. Except as otherwise provided in this Agreement, each of Company and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

               9.5 Submission to Jurisdiction; Consent to Service of Process.

                    (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute solely between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                    (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 9.8.

               9.6 Entire Agreement; Amendments and Waivers. This Agreement and the other Transaction Documents (including the schedules and exhibits hereto and thereto) represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.


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
               9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

               9.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                     If to Company, to:

                     WebLink Wireless, Inc.
                     3333 Lee Parkway, Suite 100
                     Dallas, Texas 75219
                     Attention:  Chief Executive Officer
                     Telecopier:  (214) 765-4902

                     With a copy to:

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, NY  10153
                     Facsimile:  (212) 310-8007
                     Attention:  Andrea A. Bernstein, Esq.

                     If to Purchaser, to:

                     Metrocall, Inc.
                     6677 Richmond Highway
                     4th Floor
                     Alexandria, Virginia  22306
                     Facsimile:  (703) 768-9625
                     Attention:  Vincent D. Kelly

                     With a copy to:

                     Schulte Roth & Zabel LLP
                     919 Third Avenue
                     New York, New York  10022
                     Facsimile:  (212) 593-5955
                     Attention:  Andre Weiss

               9.9 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


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
               9.10 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement, other than the Indemnified Parties. No assignment of this Agreement or of any rights or obligations hereunder may be made by any of Sellers or Purchaser, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void; provided, however, that Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, Purchaser's rights to purchase the Purchased Assets) to any Affiliate of Purchaser, provided that Purchaser shall not be relieved of such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

               9.11 Non-Recourse. Except as set forth in the Indemnification Agreement, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Company or any of their respective Affiliates shall have any liability for any obligations or liabilities of Company under this Agreement of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

               9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                               [Signatures Follow]

               IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                    METROCALL, INC.

                                    By:  /s/ Vincent D. Kelly
                                       -----------------------------------------
                                       Name:  Vincent D. Kelly
                                       Title: President and CEO


                                    METROCALL HOLDINGS, INC.

                                    By: /s/ Vincent D. Kelly
                                       -----------------------------------------
                                       Name:  Vincent D. Kelly
                                       Title: President and CEO

                                    WEBLINK WIRELESS, INC.

                                    By:  /s/ N. Ross Buckenham
                                       -----------------------------------------
                                       Name:  N. Ross Buckenham
                                       Title: President and CEO

                                    WEBLINK WIRELESS I, L.P.

                                    By: WEBLINK WIRELESS, INC., in its
                                        capacity as general partner

                                     By:  /s/ N. Ross Buckenham
                                         ---------------------------------------
                                         Name:   N. Ross Buckenham
                                         Title:  President and CEO




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